EXHIBIT 10


                                    AGREEMENT


     AGREEMENT made as of this 1st day of August, 2009 by and between HERLEY INDUSTRIES, INC., a Delaware corporation, with its principal office located at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601 (the "Company") and Jeffrey L. Markel, residing at 38 Oak Hill Drive, Lititz, Pennsylvania 17543 ("Markel").

     WHEREAS, the Company and Markel entered into an employment agreement dated as of May 30, 2007, which, inter alia, employed him as Chief Operating Officer of the Company (the "Employment Agreement"); and

     WHEREAS, the Board of Directors of the Company, after consideration and evaluation of the Company's result of operations, on a Company wide and operating unit basis, has determined that it is planning to reorganize the Company's management structure; and

     WHEREAS, a Special Committee of the Board of Directors, consisting solely of independent directors, has been appointed to evaluate Mr. Markel's existing Employment Agreement and its proposed termination; and

     WHEREAS, the Special Committee has retained independent counsel to assist in this evaluation; and

     WHEREAS, under the Employment Agreement, the only basis for termination by the Company of Markel's employment, would be "without cause" which would result in an immediate lump sum payment to Markel of $1,531,661 in addition to other benefits; and

     WHEREAS, after negotiations between the Special Committee and Markel, Markel has agreed to accept termination of the Employment Agreement on terms more beneficial to the Company than otherwise mandated under its terms.

     WHEREAS, this agreement shall be effective at 12:01 A.M. Eastern time as of August 1, 2009 ("Effective Date").

     NOW, THEREFORE, based upon the mutual covenants contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Markel agree as follows:

     1. In full satisfaction of all prior, current and future obligations to Markel under the Employment Agreement or otherwise, whether accrued or otherwise (except for rights of, or obligations to, Markel or his affiliates in connection with his or their ownership of the Company's equity securities "Ownership Rights") the parties hereby agree as follows:

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     (a) Within five days after  execution  hereof,  Markel shall receive a lump sum payment in the sum of $1,350,000.

     (b)  Markel  and  his  spouse  shall  continue  to  receive   medical  care
reimbursement, in accordance with the terms of paragraphs 9(b) of the Employment Agreement.

     (c) Markel shall have the use of the automobile leased for his benefit during his actual employment term, with payment by Herley of the automobile lease payments and insurance payments thereon until expiration of the lease (approximately 11 months).

     (d) All outstanding unvested stock options shall vest immediately.

     2. (a) Markel covenants, represents and agrees that the provisions of paragraph 12 of the Employment Agreement shall survive this agreement and continue in full force and effect.

     (b) Markel covenants, represents and agrees that during the period he receives payments hereunder, including payments under paragraph 2(e) hereof, and provided the Company is not in breach of this agreement, he shall abide by and fully comply with the provisions of paragraph 13 of the Employment Agreement, which is hereby modified by deleting subsection (c)(i) thereof.

     (c) The provisions of Paragraphs 14 (Remedies/Sanctions), 15 (Beneficiaries/References), 17 (Indemnification and Liability Insurance) and 19 (Assignability; Binding Nature) of the Employment Agreement shall survive this agreement and are fully incorporated by reference herein and made applicable to the provisions herein.

     (d) The provisions of Paragraph 16 (Taxes) of the Employment Agreement shall survive this agreement and are fully incorporated by reference herein and made applicable to all or any portion of the payments to be made to Markel under this agreement and/or any other payments and benefits that Markel receives or is entitled to receive from the Company.

     (e) The provisions of Section 11 (Consulting Period) of the Employment Agreement (other than Sections 11(a) and 11(c)) shall survive this Agreement and are fully incorporated by reference herein and are made applicable to the provisions herein except that, (i) the Consulting Period shall be a period of three years commencing on the Effective Date, (ii) Markel shall receive the sum of $66,667 annually, with monthly payments on the first day of each month commencing August 1, 2009, (iii) Section 11(d) is modified to eliminate "in accordance with Section 11(c)" and substituting in its place "payable thereunder".

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     3. (a) Subject only to the  performance  of and  compliance  by the Company with the provisions of this agreement, and except for the Company's continuing indemnification obligations under applicable law, the Employment Agreement and the Indemnification Agreement, Markel hereby waives, remits, releases and forever discharges the Company, its past, present and future Board members, officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assignees, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Markel has asserted, now asserts or could have asserted. This includes, but is not limited to, claims for compensation or benefits, tortious claims arising out of the consulting relationship, claims of an expressed or implied contract of employment, claims under the Family and Medical Leave Act, claims arising under Federal, State or local laws prohibiting
employment  or  other   discrimination  or  claims  growing  out  of  any  legal
restrictions on the Company's rights to terminate its employees, including without limitation any claims arising under Title VII of the United States Code, and the Age Discrimination in Employment Act. It is expressly understood by Markel that among the various rights and claims being waived by him in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. ss. 621, et seq.).

     (b) Subject only to the performance of, and compliance with, the provisions of this agreement, and except as prohibited under applicable law, the Company, hereby waives, remits, releases and forever discharges Markel and his successors and assignees, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof.

     4. The Company and Markel respectively represent and warrant that each is fully authorized and empowered to enter into this agreement and that the performance of its or his obligations, as the case may be, under this agreement will not violate any agreement between such party and any other person, firm or organization. The Company represents and warrants that this agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms. Markel further represents that he has been afforded the opportunity to be represented by counsel of his choosing with respect to this agreement.

     5. Except to the extent otherwise provided herein, this agreement contains the entire understanding and agreement between the Company and Markel concerning the subject matter hereof and supersedes any prior agreements, whether written

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or oral,  between the parties  concerning the subject  matter hereof,  including without limitation the Employment Agreement.

     6. No provision in this agreement may be amended unless such amendment is agreed to in writing and signed by both Markel and an authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision contained in this agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the party to be charged with the waiver. No delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     7. In the event that any provision or portion of this agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     8. This agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, without regard to its governing conflicts of law principles.

     9. Any notice given to either party shall be in writing and shall be deemed to have been given when delivered either personally, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as the party may subsequently give notice of.

If to Herley or the Board:
Herley Industries, Inc.
101 North Pointe Boulevard
Lancaster, Pennsylvania  17601-4133
Fax No.  717-297-9503
Attn:  David Lieberman, Chairman

With a copy to:
Beckman, Lieberman & Barandes, LLP
116 John Street, Suite 1313
New York, New York  10038
Attn:  Michael Beckman, Esq.
Fax No. 212-608-9687

If to Markel:
Jeffrey L. Markel
38 Oak Hill Drive
Lititz, PA 17543

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     10. The  headings  of the  sections  contained  in this  agreement  are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this agreement.

     11. This agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of August 1, 2009.

                                           HERLEY INDUSTRIES, INC.

                                           By: /s/ Richard Poirier
                                               ----------------------
                                                 Richard Poirier, CEO


                                               /s/ Jeffrey L. Markel
                                               ----------------------
                                                 Jeffrey L. Markel